Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Fourth Quarter and Fiscal 2026 Results

•Record Q4 FY26 Bookings of $660 million grew 93.1% year-over-year; book-to-bill of 2.28
•Record Backlog of over $1.9 billion; up 38.4% year-over-year
•Record Q4 FY26 Revenue of approximately $290 million; up 6.1% year-over-year
•GAAP net income of $1 million; adjusted EBITDA of $49 million and adjusted EBITDA margin of 16.7%

ANDOVER, Mass. August 18, 2026 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the fourth quarter and fiscal year 2026, ended July 3, 2026.
“We delivered fourth quarter fiscal 2026 results that were ahead of our expectations, with record bookings, record backlog, record revenue, the highest EBITDA margin of the year, and robust free cash flow," said Bill Ballhaus, Mercury’s Chairman and CEO. “Based on our solid execution and strong demand signals, we enter fiscal year 2027 with enhanced visibility and are increasing our outlook for organic growth."
“In the fourth quarter we delivered record bookings of $660 million, up 93% year-over-year and nearly double our previous record bookings quarter; a 2.3 book-to-bill, resulting in a record backlog of approximately $1.9 billion; record revenue of $290 million, up 6.1% year-over-year; GAAP net income of $1 million; adjusted EBITDA of $49 million; adjusted EBITDA margin of 16.7%; cash flows provided by operating activities of $42 million; and free cash flow of $29 million."
Fourth Quarter Fiscal 2026 Results
Fourth quarter fiscal 2026 revenues were $290 million, compared to $273 million in the fourth quarter of fiscal 2025.
Total bookings for the fourth quarter of fiscal 2026 were $660 million, yielding a book-to-bill ratio of 2.28 for the quarter.

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 2

GAAP net income and diluted earnings per share for the fourth quarter of fiscal 2026 were $1 million and $0.01, respectively, compared to GAAP net income and diluted earnings per share of $16 million and $0.27, respectively, for the fourth quarter of fiscal 2025. Adjusted earnings per share (“adjusted EPS”) was $0.37 per share for the fourth quarter of fiscal 2026, compared to $0.47 per share in the fourth quarter of fiscal 2025.
Fourth quarter fiscal 2026 adjusted EBITDA was $49 million, compared to $51 million for the fourth quarter of fiscal 2025.
Cash flows provided by operating activities in the fourth quarter of fiscal 2026 were $42 million, compared to $38 million in the fourth quarter of fiscal 2025. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $29 million for the fourth quarter of fiscal 2026 and $34 million for the fourth quarter of fiscal 2025.
Full Year Fiscal 2026 Results
Full year fiscal 2026 revenues were $984 million, compared to $912 million for full year fiscal 2025.
Total bookings for fiscal 2026 were $1.5 billion, yielding a book-to-bill ratio of 1.57 for the year.
GAAP net loss and loss per share for fiscal 2026 were $30 million, and $0.50, respectively, compared to GAAP net loss and loss per share of $38 million, and $0.65, respectively, for fiscal 2025. Adjusted EPS was $1.06 per share for fiscal 2026, compared to adjusted loss per share of $0.64 per share for fiscal 2025.
Fiscal 2026 adjusted EBITDA was $150 million, compared to $119 million for fiscal 2025.
Cash flows provided by operating activities in fiscal 2026 were $102 million, compared to $139 million in fiscal 2025. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $68 million for fiscal 2026 and $119 million for fiscal 2025.
Backlog
Mercury’s total backlog at July 3, 2026 was over $1.9 billion, an approximate $540 million increase from a year ago. Of the July 3, 2026 total backlog, $1.0 billion represents orders expected to be recognized as revenue within the next 12 months.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 3

Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, August 18, 2026, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To participate in the conference call Q&A as an analyst please register online at https://events.q4inc.com/analyst/603599389?pwd=RYGqad9c or dial +1 585 542 9983 by phone using Meeting ID: 603599389. The live listen-only webcast and replay will be available ir.mrcy.com/events-presentations. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”) and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems – Innovation that Matters®
Mercury Systems is a global leader in aerospace and defense electronics, providing breakthrough capabilities in signal and data processing. With a four-decade legacy of innovation that spans silicon to systems and radio frequency front ends to effectors, we accelerate commercial technology
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 4

adoption to deliver powerful and secure mission-critical processing solutions to the edge. We are headquartered in Andover, Massachusetts, and have multiple locations worldwide. Our end-to-end processing ecosystem, the Mercury Processing Platform, is built on technologies we have developed and acquired over 40 years. Our technologies are available as standard products or custom solutions from silicon to system scale to ensure interoperability, reduced complexity, optimized performance and speed development. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including X (X.com/mrcy) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 5

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, cost increases, our inability to increase production and deliver products on time and with appropriate quality, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of increasingly volatile geopolitical events and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to meet contractual performance specifications, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, adverse findings in government audits or investigations, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, including the risks from heightened, persistent, and increasingly sophisticated nation-state level cyberattacks and emerging threats associated with agentic AI-enabled cyber tools, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the state law claim related to our settled federal securities class action lawsuit, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2026 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
# # #
Contact:
Tyler Hojo, CFA, Vice President of Investor Relations
Mercury Systems, Inc.
978-967-3676
Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 6

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	July 3,	June 27,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$214,306	$309,099
Accounts receivable, net	69,222	109,588
Unbilled receivables and costs in excess of billings, net	285,760	278,475
Inventory	366,968	332,920
Prepaid income taxes	2,258	457
Prepaid expenses and other current assets	34,925	27,639
Total current assets	973,439	1,058,178

Property and equipment, net	108,413	101,440
Goodwill	942,419	938,093
Intangible assets, net	175,820	210,611
Operating lease right-of-use assets, net	47,713	52,264
Deferred tax asset	67,188	69,016
Other non-current assets	7,784	5,162
Total assets	$2,322,776	$2,434,764

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$91,041	$79,116
Accrued expenses	32,991	35,264
Due to factoring facility	391	7,879
Accrued compensation	54,537	51,321
Deferred revenues and customer advances	149,565	126,797
Total current liabilities	328,525	300,377

Income taxes payable	3,487	4,046
Long-term debt	441,500	591,500
Operating lease liabilities	45,829	52,738
Other non-current liabilities	5,977	12,642
Total liabilities	825,318	961,303

Shareholders’ equity:
Preferred stock	—	—
Common stock	596	590
Additional paid-in capital	1,333,410	1,287,478
Retained earnings	152,222	181,895
Accumulated other comprehensive income	11,230	3,498
Total shareholders’ equity	1,497,458	1,473,461
Total liabilities and shareholders’ equity	$2,322,776	$2,434,764
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net revenues	$289,782	$273,106	$983,622	$912,020
Cost of revenues(1)	201,199	188,338	702,457	657,526
Gross margin	88,583	84,768	281,165	254,494

Operating expenses:
Selling, general and administrative(1)	47,848	37,714	175,031	154,412
Research and development(1)	16,157	11,913	59,736	67,647
Amortization of intangible assets	9,390	10,275	38,904	42,849
Restructuring and other charges	348	(15)	5,939	7,216
Acquisition costs and other related expenses	375	1,331	1,275	1,997
Total operating expenses	74,118	61,218	280,885	274,121

Income (loss) from operations	14,465	23,550	280	(19,627)

Interest income	1,541	1,367	7,723	3,607
Interest expense	(6,524)	(8,026)	(29,590)	(33,430)
Other (expense) income, net	(1,689)	1,926	(7,302)	(974)

Income (loss) before income tax provision (benefit)	7,793	18,817	(28,889)	(50,424)
Income tax provision (benefit)	6,995	2,447	784	(12,520)
Net income (loss)	$798	$16,370	$(29,673)	$(37,904)

Basic net earnings (loss) per share	$0.01	$0.28	$(0.50)	$(0.65)

Diluted net earnings (loss) per share	$0.01	$0.27	$(0.50)	$(0.65)

Weighted-average shares outstanding:
Basic	59,552	58,924	59,460	58,746
Diluted	61,259	59,540	59,460	58,746

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$1,011	$446	$5,584	$1,205
Selling, general and administrative	$9,319	$653	$29,197	$17,809
Research and development	$1,586	$1,318	$6,351	$6,005
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Cash flows from operating activities:
Net income (loss)	$798	$16,370	$(29,673)	$(37,904)
Depreciation and amortization	17,514	19,969	72,683	82,027
Other non-cash items, net	23,846	6,953	61,336	26,627
Changes in operating assets and liabilities	(5)	(5,217)	(1,958)	68,101

Net cash provided by operating activities	42,153	38,075	102,388	138,851

Cash flows from investing activities:
Purchases of property and equipment	(13,588)	(4,098)	(34,301)	(19,803)
Acquisition of assets and businesses, net of cash acquired	—	(4,543)	(1,415)	(4,543)
Proceeds from sale of manufacturing operations to Cicor Group	—	6,246	—	6,246
Other investing activities	—	—	—	4,600

Net cash used in investing activities	(13,588)	(2,395)	(35,716)	(13,500)

Cash flows from financing activities:
Proceeds from employee stock plans	2,690	2,169	5,418	3,661
Payments for retirement of common stock	—	—	(15,001)	—
Payments under credit facilities	(150,000)	—	(150,000)	—
Payments of deferred financing and offering costs	—	—	(3,156)	(2,249)

Net cash (used in) provided by financing activities	(147,310)	2,169	(162,739)	1,412

Effect of exchange rate changes on cash and cash equivalents	1,251	1,428	1,274	1,815

Net (decrease) increase in cash and cash equivalents	(117,494)	39,277	(94,793)	128,578

Cash and cash equivalents at beginning of period	331,800	269,822	309,099	180,521

Cash and cash equivalents at end of period	$214,306	$309,099	$214,306	$309,099
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 9

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances which may be outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and lines of business. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 10

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business, often occur in periods other than the period of activity, and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without direct correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 11

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net income (loss)	$798	$16,370	$(29,673)	$(37,904)
Other non-operating adjustments, net	69	(4,645)	2,963	(7,742)
Interest expense, net	4,983	6,659	21,867	29,823
Income tax provision (benefit)	6,995	2,447	784	(12,520)
Depreciation	8,124	9,694	33,779	39,178
Amortization of intangible assets	9,390	10,275	38,904	42,849
Restructuring and other charges	348	(15)	5,939	7,216
Impairment of long-lived asset	—	—	—	—
Acquisition, financing and other third party costs	1,097	2,126	4,509	6,638
Fair value adjustments from purchase accounting	131	131	525	617
Litigation and settlement expense, net	1,820	4,062	13,451	13,010
Stock-based and other non-cash compensation expense	14,763	4,165	57,144	38,273
Adjusted EBITDA	$48,518	$51,269	$150,192	$119,438

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 12

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net cash provided by operating activities	$42,153	$38,075	$102,388	$138,851
Purchases of property and equipment	(13,588)	(4,098)	(34,301)	(19,803)
Free cash flow	$28,565	$33,977	$68,087	$119,048

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarters Ended
	July 3, 2026		June 27, 2025
Net income and earnings per share	$798	$0.01	$16,370	$0.27
Other non-operating adjustments, net	69		(4,645)
Amortization of intangible assets	9,390		10,275
Restructuring and other charges	348		(15)
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	1,097		2,126
Fair value adjustments from purchase accounting	131		131
Litigation and settlement expense, net	1,820		4,062
Stock-based and other non-cash compensation expense	14,763		4,165
Impact to income taxes(1)	(5,662)		(4,576)
Adjusted income and adjusted earnings per share	$22,754	$0.37	$27,893	$0.47

Diluted weighted-average shares outstanding		61,259		59,540

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax provision or benefit related to the items.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2026 Results, Page 13

	Twelve Months Ended
	July 3, 2026		June 27, 2025
Net loss and loss per share	$(29,673)	$(0.50)	$(37,904)	$(0.65)
Other non-operating adjustments, net	2,963		(7,742)
Amortization of intangible assets	38,904		42,849
Restructuring and other charges	5,939		7,216
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	4,509		6,638
Fair value adjustments from purchase accounting	525		617
Litigation and settlement expense, net	13,451		13,010
Stock-based and other non-cash compensation expense	57,144		38,273
Impact to income taxes(1)	(29,592)		(25,091)
Adjusted income and adjusted earnings per share(2)	$64,170	$1.06	$37,866	$0.64

Diluted weighted-average shares outstanding		60,737		59,203

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax provision or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was a $0.02 impact and a $0.01 impact to the calculation of adjusted earnings per share as a result of this for the twelve months ended July 3, 2026 and June 27, 2025, respectively.
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